UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 23, 2019

MOLECULIN BIOTECH, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-37758	47-4671997
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5300 Memorial Drive, Suite 950, Houston, TX 77007

(Address of principal executive offices and zip code)

(713) 300-5160

(Registrant’s telephone number, including area code)

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $.001 per share	MBRX	The NASDAQ Stock Market LLC

Item 1.01 Entry into a Material Definitive Agreement.

On July 23, 2019, Moleculin Biotech, Inc. (“Moleculin” or “Company”), entered into an At Market Issuance Sales Agreement (the “Agreement”) with Oppenheimer & Co. Inc. (the “Agent”). Pursuant to the terms of the Agreement, the Company may sell from time to time through the Agent shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), with an aggregate sales price of up to $15.0 million (the “Shares”). The Company had previously been party to an At Market Issuance Sales Agreement with Roth Capital Partners, LLC and National Securities Corporation, which agreement was terminated in June 2019.

Any sales of Shares pursuant to the Agreement will be made under the Company’s effective “shelf” registration statement (the “Registration Statement”) on Form S-3 (File No. 333-219434), which became effective on August 21, 2017 and the related prospectus supplement and the accompanying prospectus, as filed with the Securities and Exchange Commission (the “SEC”).

Under the Agreement, the Company may sell Shares through the Agent by any method that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”).

Sales of the Shares, if any, may be made at market prices prevailing at the time of sale, subject to such other terms as may be agreed upon at the time of sale, including a minimum sales price that may be stipulated by the Company’s Board of Directors or a duly authorized committee thereof. The Company or the Agent, under certain circumstances and upon notice to the other, may suspend the offering of the Shares under the Agreement. The offering of the Shares pursuant to the Agreement will terminate upon the sale of Shares in an aggregate offering amount equal to $15.0 million, or sooner if either the Company or the Agent terminate the Agreement pursuant to its terms.

The Company will pay a commission to the Agent of 3.0% of the gross proceeds of the sale of the Shares sold under the Agreement and reimburse the Agent for certain expenses. The Company has also provided the Agent with customary indemnification rights. The Company is not obligated to make any sales of Common Stock under the Agreement.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Agreement is also incorporated by reference into the Registration Statement.

A copy of the opinion of Schiff Hardin LLP relating to the legality of the shares of Common Stock issuable under the Agreement is filed as Exhibit 5.1 to this Current Report on Form 8-K and is also incorporated by reference into the Registration Statement.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

1.1	At Market Issuance Sales Agreement, dated July 23, 2019, by and among the Company and Oppenheimer & Co. Inc.
5.1	Opinion of Schiff Hardin LLP

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SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLECULIN BIOTECH, INC.

Date: July 24, 2019
	By:	/s/ Jonathan P. Foster
Jonathan P. Foster
Chief Financial Officer

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